Exhibit 99.1

RESOURCE CAPITAL CORP.
CORPORATE GOVERNANCE GUIDELINES
(As Amended January 31, 2014)

1.     The Board, its Committees and its Directors

The Board of Directors (the “Board”) of Resource Capital Corp. (“Resource”) is its governing body and its members shall make all reasonable efforts to be familiar with the business of Resource, shall exercise sound business judgment on behalf of Resource and shall adhere to high ethical standards in conducting the business of Resource. The Board will have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, with each committee having its own charter. These committee charters shall be reviewed by the Board and the relevant committee as set forth therein and shall be deemed to be included in these Guidelines as though fully set forth herein.

The Chairman and members of each of the Audit Committee, Compensation Committee and the Nominating and Governance Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee, Compensation Committee and Nominating and Governance Committee members may be removed or replaced by the Board. In the event the Chairman of the Nominating and Governance Committee has served as Chairman for five consecutive years, consideration should be given to changing the Chairman of the Nominating and Governance Committee, but such change is not mandated. Consideration should be given to changing committee members periodically, but such change is not mandated.

As constituted, the Board now has six members. The Board may consider changing that number at any time and from time to time.

If an individual director changes the position he or she had upon election to the Board, the director should offer to resign. It is not the sense of the Board though that in every instance a resignation so tendered should be accepted.

No director may serve on more than three other public company boards without the Board’s consent. The term “public company” shall mean an “issuer” as that term is defined in the Sarbanes-Oxley Act of 2002, and any issuer similarly regulated under the securities laws of any foreign jurisdiction. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board. No director may be nominated to a new term if he or she would be age 75 or older on the date of the election.

The Board does not believe it should establish term limits. While term limits might make new ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, enhanced insight into Resource and its operations and, therefore, provide a very valuable contribution to the Board as a whole. As an alternative to term limits, the

Nominating and Governance Committee will review each director’s continuation on the Board every three years.
Any nominee for Director in an uncontested election for Directors (as such term is defined in Article II, Section 7 of the Company’s Bylaws) who receives a greater number of votes “against” his or her election than “for” such election, and who otherwise remains on the Board pursuant to Maryland law, promptly shall submit his or her resignation for consideration by the Nominating Committee. The Nominating Committee shall recommend to the Board the action to be taken with respect to such resignation and the Board shall act with respect to such resignation, in each case within a reasonable period of time. The Company promptly shall disclose to the public each such resignation and decision by the Board.
The Board shall have the power to hire independent legal, financial or other advisors as it may deem necessary, without first consulting or obtaining the approval of any officer of Resource.
The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

2.     Director Responsibilities
In discharging their responsibilities, directors are entitled to rely on the honesty and integrity of Resource’s senior executives and its outside advisors and auditors. The directors are also entitled to have Resource purchase reasonable directors’ and officers’ liability insurance on their behalf, to the benefit of indemnification to the fullest extent permitted by law and Resource’s articles of incorporation, by-laws and any indemnification agreements, and to exculpation as provided by state law and Resource’s articles of incorporation. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information that is important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.
The Chairman of the Board will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of agenda topics to be discussed during the year (to the degree these topics can be foreseen). Each director is free to suggest the inclusion of topics on the agenda. Each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review Resource’s long-term strategic plan and the principal issues that Resource will face during at least one Board meeting each year.
The non-management directors will meet in executive session at least quarterly without management. Non-management directors are all directors who are not Resource officers, including directors who do not meet the independence requirements of the New

York Stock Exchange or any other securities exchange or interdealer automated quotation system on which Resource’s securities are traded. The director who presides at these meetings will be rotated each meeting among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee in the following order: Audit Committee chairman, Compensation Committee chairman and Nominating and Governance Committee chairman. The procedure for selecting the presiding director will be disclosed in the annual proxy statement. One of the quarterly executive sessions per year shall include, if required, only the independent directors.
The Board believes that management speaks for Resource. Individual directors may, from time to time, meet or otherwise communicate with various constituencies that are involved with Resource. But it is expected that directors would not so communicate without first advising management and, absent unusual circumstances or as contemplated by the committee charters, would proceed only at the request of management.
3.     Directors’ Access to Officers and Employees
Directors have full and free access to officers and employees of Resource. Any meetings or contacts that a director wishes to initiate may be arranged through the chief executive officer (the “CEO”) or the Secretary of Resource or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of Resource and will, to the extent appropriate, copy the CEO on any written communications between the director and an officer or employee of Resource.
The Board welcomes regular attendance at each Board meeting of senior officers of Resource. If the CEO wishes to have additional Resource personnel attend on a regular basis, this suggestion should be brought to the Board for approval.
4.     CEO Evaluation and Management Succession
The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board will review the Compensation Committee’s report as to the long-term and-short term leadership of the CEO.
The Nominating and Governance Committee should make an annual report to the Board on succession planning, including recommending policies regarding succession in the event of an emergency or the retirement of the CEO. The entire Board will work with the Nominating and Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

5.     Annual Performance Evaluation
The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to Resource and specifically focus on areas in which the Board or management believes that the Board could improve.